Exhibit 10.3

FOURTH AMENDMENT
TO
AGREEMENT OF LIMITED PARTNERSHIP
OF
HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P.

Dated as of September 15, 2020

THIS FOURTH AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP OF HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P. (this “Amendment”), dated as of September 15, 2020, is entered into by HEALTHCARE TRUST, INC., a Maryland corporation, as general partner (the “General Partner”) of HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Partnership”), for itself and on behalf of any limited partners of the Partnership.

WHEREAS, the Agreement of Limited Partnership of the Partnership was entered into on February 14, 2013 (as now or hereafter amended, restated, modified, supplemented or replaced, the “Partnership Agreement”);

WHEREAS, on December 6, 2019, the General Partner, for itself and on behalf of any limited partners of the Partnership, entered into the Third Amendment to the Partnership Agreement (the “Third Amendment”) to set forth the designations, allocations, preferences, conversion and other special rights, powers and duties of a new series of Preferred Units (as defined in the Third Amendment) of the Partnership designated as the “7.375% Series A Cumulative Redeemable Perpetual Preferred Units” (the “Series A Preferred Units”);

WHEREAS, the Series A Preferred Units were created and were initially issued in conjunction with the General Partner’s initial issuance and sale of shares of its 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and, as such, the Series A Preferred Units are intended to have designations, preferences and other rights and terms that are substantially the same as those of the Series A Preferred Stock, all such that the economic interests of the Series A Preferred Units and the Series A Preferred Stock are substantially similar;

WHEREAS, on December 11, 2019, the General Partner issued and sold 1,400,000 shares of Series A Preferred Stock in an underwritten public offering, and, on December 13, 2019, the General Partner issued and sold an additional 210,000 shares of Series A Preferred Stock upon the underwriters’ exercise of their option to purchase additional shares in such offering, and the General Partner contributed the net proceeds of such issuances and sales to the Partnership in exchange for, and caused the Partnership to issue to the General Partner, 1,610,000 Series A Preferred Units;

WHEREAS, the General Partner has authorized the issuance and sale from time to time of up to 600,000 additional shares of Series A Preferred Stock in an “equity line” offering, and, in connection therewith, the General Partner, pursuant to Section 4.3 of the Partnership Agreement, will, upon the issuance and sale of any shares of Series A Preferred Stock in such offering, contribute the net proceeds of such issuances and sales to the Partnership in exchange for, and will cause the Partnership to issue to the General Partner, a number of Series A Preferred Units equal to the number of shares of Series A Preferred Stock actually issued in such offering from time to time;

WHEREAS, pursuant to the authority granted to the General Partner pursuant to Sections 4.3 and 14.1 of the Partnership Agreement, and as authorized by the unanimous written consent, dated as of September 14, 2020, of the offering committee of the Board of Directors of the General Partner, which has been delegated certain power and authority of the Board of Directors of the General Partner, the General Partner desires to amend the Partnership Agreement to increase the number of Series A Preferred Units it is authorized to issue and to issue additional Series A Preferred Units to the General Partner.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows:

Annex A to the Partnership Agreement is hereby amended by deleting Section 1 thereof and replacing such Section with the following new Section 1:

“1. Designation and Number. A series of Preferred Units (as defined below) of Healthcare Trust Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”), designated the “7.375% Series A Cumulative Redeemable Perpetual Preferred Units” (the “Series A Preferred Units”), is hereby established. The number of authorized Series A Preferred Units shall be 2,210,000.”

Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and confirms.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

GENERAL PARTNER:

HEALTHCARE TRUST, INC.

By:	/s/ Edward M. Weil Jr
Name:	Edward M. Weil Jr
Title:	Chief Executive Officer and President

[Signature Page to Fourth Amendment to Agreement of Limited Partnership]